Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Revenue and EPS Growth in Q2 and Updates FY23 Guidance
________________________________________________________________________________
▪Q2 reported sales +10% versus prior year; +13% organically
▪Q2 GAAP EPS of $0.19; Adjusted EPS of $0.75, up 19% versus prior year
▪Q2 Orders +8% organically year-over year
▪Record backlog of $11.7 billion, increased 9% organically year-over year
▪Initiates fiscal Q3 and updates fiscal 2023 full year guidance
______________________________________________________________________________

CORK, Ireland, May 5, 2023 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal second quarter 2023 GAAP earnings per share (“EPS”) from continuing operations of $0.19. Excluding special items, adjusted EPS from continuing operations was $0.75, up 19% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales in the quarter of $6.7 billion increased 10% compared to the prior year on an as reported basis and grew 13% organically. GAAP net income from continuing operations was $133 million. Adjusted net income from continuing operations of $517 million was up 17% versus the prior year. Earnings before interest and taxes (“EBIT”) was $294 million and EBIT margin was 4.4%. Adjusted EBIT was $716 million and adjusted EBIT margin was 10.7%, improving 70 basis points versus the prior year.
“Johnson Controls delivered strong second quarter results led by double digit growth in sales and high single digit order growth,” said George Oliver, Chairman and CEO. “Our order pipeline remains healthy across all our vectors of growth and we are encouraged by the continued momentum within our Service business. Our leading technologies position us well in making buildings smarter, healthier, and more sustainable.”
“Our second quarter results exceeded the high end of our guidance as healthy margin expansion contributed to strong double digit adjusted EPS growth,” said Olivier Leonetti, Chief Financial Officer. “Our backlog remains resilient and the pace of converting higher margin business gives us confidence in our ability to deliver on our full year expectations.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal second quarter of 2022.
Organic sales growth, adjusted sales, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, and free cash flow are non-GAAP financial measures. For a reconciliation of non-GAAP measures and detail of the special items, refer to the attached footnotes.
This press release includes forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company's fiscal 2023 third quarter and full year GAAP financial results.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$6,098	$6,686	$6,098	$6,686
Segment EBITA	800	951	768	921
EBIT	161	294	608	716
Net income from continuing operations	11	133	441	517

Diluted EPS from continuing operations	$0.02	$0.19	$0.63	$0.75

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,227	$2,520	$2,227	$2,520
Segment EBITA	235	315	235	315
Segment EBITA Margin %	10.6%	12.5%	10.6%	12.5%

Sales in the quarter of $2.5 billion increased 13% versus the prior year. Organic sales increased 14% over the prior year with growth in both Service and Install, led by strong performances in HVAC & Controls and Fire & Security.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $7.7 billion increased 13% compared to the prior year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $315 million, up 34% versus the prior year. Segment EBITA margin of 12.5% expanded 190 basis points versus the prior year as higher margin backlog converted at a faster rate and productivity further accelerated.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$958	$1,031	$958	$1,031
Segment EBITA	79	69	90	69
Segment EBITA Margin %	8.2%	6.7%	9.4%	6.7%

Sales in the quarter of $1.0 billion increased 8% versus the prior year. Organic sales grew 12% versus the prior year, with low double-digit growth in Service and Install. Strength was broad based across our businesses, led by Fire & Security and HVAC & Controls. By region, Europe and Latin America experienced strong organic growth, while growth in the Middle East was more modest.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 7% year-over-year. Backlog at the end of the quarter of $2.3 billion increased 5% year-over-year, excluding M&A and adjusted for foreign currency.

Segment EBITA was $69 million, down 13% versus the prior year. Segment EBITA margin of 6.7% declined 150 basis points versus the prior year as volume leverage was offset by FX headwinds and one-time nonrecurring items. Adjusted segment EBITA in Q2 2022 excludes a charge taken related to suspended Russian operations.

Building Solutions Asia Pacific

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$623	$667	$623	$667
Segment EBITA	74	79	74	79
Segment EBITA Margin %	11.9%	11.8%	11.9%	11.8%

Sales in the quarter of $667 million increased 7% versus the prior year. Sales increased 15% organically versus the prior year led by continued demand for HVAC & Controls. Organic Sales in China rebounded in the quarter, with strong double-digit growth in Service and Install.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 9% year-over-year, led by demand for Commercial HVAC in China and Controls in Japan. Backlog at the end of the quarter of $1.7 billion declined 3% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $79 million, up 7% versus the prior year. Segment EBITA margin of 11.8% declined 10 basis points versus the prior year as higher margin backlog conversion was offset by FX headwinds.

Global Products

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,290	$2,468	$2,290	$2,468
Segment EBITA	412	488	369	458
Segment EBITA Margin %	18.0%	19.8%	16.1%	18.6%

Sales in the quarter of $2.5 billion increased 8% versus the prior year. Organic sales grew 12% versus the prior year driven by strong growth in Applied, Fire Detection, Industrial Refrigeration, and Commercial Ducted HVAC products.
Segment EBITA was $488 million, up 18% versus the prior year. Segment EBITA margin of 19.8% expanded 180 basis points versus the prior year driven by strong price realization and improved productivity. Adjusted segment EBITA in Q2 2022 and Q2 2023 excludes the favorable impact of reductions to the Silent-Aire earnout liability.

Corporate

	Fiscal Q2
	GAAP		Adjusted
	2022	2023	2022	2023
Corporate Expense	($60)	($131)	($60)	($101)

Corporate expense was $131 million in the quarter, an increase of 118% compared to the prior year. Adjusted Corporate expense in Q2 2023 excludes transaction/separation costs.

OTHER Q2 ITEMS
▪Cash provided by operating activities from continuing operations was $314 million, while cash provided by operating activities from continuing operations, excluding JC Capital, was $356 million. Capital expenditures were $121 million, resulting in a free cash flow from continuing operations of $235 million.
▪The Company repurchased 1.5 million shares for approximately $93 million. Year-to-date through March, the Company repurchased 4.3 million shares for approximately $247 million.

▪The Company recorded net pre-tax mark-to-market losses of $4 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans and restricted asbestos investments.
▪The Company recorded pre-tax restructuring and impairment costs of $418 million, including $24 million of restructuring charges, a $184 million goodwill impairment charge and a $210 million impairment related to a business classified as held for sale.

THIRD QUARTER GUIDANCE
The Company initiated fiscal 2023 third quarter guidance:
▪Organic revenue growth of ~10% year-over-year
▪Adjusted segment EBITA margin improvement of 120 to 130 basis points year-over-year
▪Adjusted EPS before special items of $1.01 to $1.03; representing 19% to 21% growth year-over-year

FULL YEAR GUIDANCE
The Company updated its fiscal 2023 full year EPS guidance:
▪Organic revenue growth ~10% year-over year (previously guided at a range from high single-digits to low double-digits growth)
▪Adjusted segment EBITA margin improvement of 100 to 120 basis points, year-over-year (previously guided to 90 to 120 basis point improvement)
▪Adjusted EPS before special items of $3.50 to $3.60; representing 17% to 20% growth year-over-year (previously guided to $3.30 to $3.60)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls:

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 651.391.3182	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to manage general economic, business and capital market conditions, including recessions and other economic downturns, the ability to manage macroeconomic and geopolitical volatility, including global price inflation, shortages impacting the availability of raw materials and component products and the conflict between Russia and Ukraine; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable regulatory requirements; the strength of the U.S. or other economies; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls business operations or tax status; changes to laws or policies governing foreign trade, including economic sanctions, increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; the risk of infringement or expiration of intellectual property rights; Johnson Controls ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the ability of Johnson Controls to drive organizational improvement; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the outcome of litigation and governmental proceedings; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled "Risk Factors" in Johnson Controls Annual Report on Form 10-K for the 2022 fiscal year filed with the SEC on November 15, 2022, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire other nonrecurring items, certain transaction/separation costs, Silent-Aire earn-out adjustment, charges attributable to the suspension of operations in Russia, and warehouse fire loss. Financial information regarding organic sales growth, adjusted sales, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted Corporate expense, free cash flow, free cash flow conversion and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of Johnson Controls. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2023	2022

Net sales	$6,686	$6,098
Cost of sales	4,445	4,141
Gross profit	2,241	1,957

Selling, general and administrative expenses	(1,579)	(1,454)
Restructuring and impairment costs	(418)	(384)
Net financing charges	(71)	(51)
Equity income	50	42

Income before income taxes	223	110

Income tax provision	49	58

Net income	174	52

Income attributable to noncontrolling interests	41	41

Net income attributable to JCI	$133	$11

Diluted earnings per share	$0.19	$0.02

Diluted weighted average shares	689.7	702.7
Shares outstanding at period end	686.1	695.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)
	Six Months Ended March 31,
	2023	2022

Net sales	$12,754	$11,960
Cost of sales	8,422	8,112
Gross profit	4,332	3,848

Selling, general and administrative expenses	(3,150)	(2,823)
Restructuring and impairment costs	(763)	(433)
Net financing charges	(138)	(104)
Equity income	112	112

Income before income taxes	393	600

Income tax provision	63	129

Net income	330	471

Income attributable to noncontrolling interests	79	79

Net income attributable to JCI	$251	$392

Diluted earnings per share	$0.36	$0.56

Diluted weighted average shares	690.0	706.2
Shares outstanding at period end	686.1	695.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	March 31, 2023	September 30, 2022
ASSETS
Cash and cash equivalents	$1,975	$2,031
Accounts receivable - net	6,002	5,528
Inventories	3,048	2,510
Assets held for sale	446	387
Other current assets	1,285	1,229
Current assets	12,756	11,685

Property, plant and equipment - net	3,094	3,042
Goodwill	17,559	17,328
Other intangible assets - net	4,633	4,641
Investments in partially-owned affiliates	1,065	963
Noncurrent assets held for sale	378	751
Other noncurrent assets	3,935	3,748
Total assets	$43,420	$42,158

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$2,659	$1,534
Accounts payable and accrued expenses	5,095	5,219
Liabilities held for sale	316	236
Other current liabilities	4,333	4,250
Current liabilities	12,403	11,239

Long-term debt	7,832	7,426
Other noncurrent liabilities	6,048	6,029
Noncurrent liabilities held for sale	59	62
Shareholders' equity attributable to JCI	15,890	16,268
Noncontrolling interests	1,188	1,134
Total liabilities and equity	$43,420	$42,158

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income attributable to JCI	$133	$11
Income attributable to noncontrolling interests	41	41

Net income	174	52

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	206	208
Pension and postretirement benefit expense	3	31
Pension and postretirement contributions	(17)	(35)
Equity in earnings of partially-owned affiliates, net of dividends received	1	38
Deferred income taxes	(76)	(65)
Non-cash restructuring and impairment costs	397	361
Other - net	(29)	(8)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(272)	(231)
Inventories	(145)	(243)
Other assets	(101)	(143)
Restructuring reserves	(31)	(38)
Accounts payable and accrued liabilities	183	156
Accrued income taxes	21	(151)
Cash provided (used) by operating activities from continuing operations	314	(68)

Investing Activities
Capital expenditures	(121)	(125)
Acquisition of businesses, net of cash acquired	(10)	(16)
Other - net	6	27
Cash used by investing activities from continuing operations	(125)	(114)

Financing Activities
Increase in short and long-term debt - net	648	1,666
Stock repurchases and retirements	(93)	(509)
Payment of cash dividends	(240)	(239)
Dividends paid to noncontrolling interests	(62)	(118)
Employee equity-based compensation withholding taxes	(2)	(2)
Other - net	2	3
Cash provided by financing activities from continuing operations	253	801

Discontinued Operations
Net cash used by operating activities	—	—
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	—	—

Effect of exchange rate changes on cash, cash equivalents and restricted cash	22	(21)
Increase in cash, cash equivalents and restricted cash	$464	$598

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Six Months Ended March 31,
	2023	2022
Operating Activities
Net income attributable to JCI	$251	$392
Income attributable to noncontrolling interests	79	79

Net income	330	471

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	409	432
Pension and postretirement benefit income	(3)	(51)
Pension and postretirement contributions	(26)	(76)
Equity in earnings of partially-owned affiliates, net of dividends received	(55)	20
Deferred income taxes	(168)	(97)
Non-cash restructuring and impairment costs	691	361
Other - net	(26)	(7)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(360)	(306)
Inventories	(493)	(619)
Other assets	(169)	(206)
Restructuring reserves	(17)	(19)
Accounts payable and accrued liabilities	(155)	489
Accrued income taxes	60	(68)
Cash provided by operating activities from continuing operations	18	324

Investing Activities
Capital expenditures	(255)	(260)
Acquisition of businesses, net of cash acquired	(89)	(124)
Other - net	30	52
Cash used by investing activities from continuing operations	(314)	(332)

Financing Activities
Increase in short and long-term debt - net	1,068	2,059
Stock repurchases and retirements	(247)	(1,035)
Payment of cash dividends	(481)	(430)
Dividends paid to noncontrolling interests	(72)	(118)
Employee equity-based compensation withholding taxes	(32)	(49)
Other - net	26	17
Cash provided by financing activities from continuing operations	262	444

Discontinued Operations
Net cash used by operating activities	—	(4)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	—	(4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	46
Increase (decrease) in cash, cash equivalents and restricted cash	$(26)	$478

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans, restructuring and impairment costs and net financing charges.

(in millions; unaudited)	Three Months Ended March 31,
	2023		2022
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Segment EBITA (1)
Building Solutions North America	$315	$315	$235	$235
Building Solutions EMEA/LA	69	69	79	90
Building Solutions Asia Pacific	79	79	74	74
Global Products	488	458	412	369
Segment EBITA	951	921	800	768
Corporate expenses (2)	(131)	(101)	(60)	(60)
Amortization of intangible assets (3)	(104)	(104)	(106)	(100)
Net mark-to-market losses (4)	(4)	—	(89)	—
Restructuring and impairment costs (5)	(418)	—	(384)	—
EBIT (6)	294	716	161	608
EBIT margin (6)	4.4%	10.7%	2.6%	10.0%
Net financing charges	(71)	(71)	(51)	(51)
Income before income taxes	223	645	110	557
Income tax provision (7)	(49)	(87)	(58)	(75)
Net income	174	558	52	482
Income attributable to noncontrolling interests (8)	(41)	(41)	(41)	(41)
Net income attributable to JCI	$133	$517	$11	$441

(in millions; unaudited)	Six Months Ended March 31,
	2023		2022
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Segment EBITA (1)
Building Solutions North America	$582	$582	$485	$485
Building Solutions EMEA/LA	144	144	183	194
Building Solutions Asia Pacific	147	147	142	142
Global Products	870	880	713	670
Segment EBITA	1,743	1,753	1,523	1,491
Corporate expenses (2)	(240)	(183)	(130)	(130)
Amortization of intangible assets (3)	(208)	(208)	(224)	(211)
Net mark-to-market losses (4)	(1)	—	(32)	—
Restructuring and impairment costs (5)	(763)	—	(433)	—
EBIT (6)	531	1,362	704	1,150
EBIT margin (6)	4.2%	10.7%	5.9%	9.6%
Net financing charges	(138)	(138)	(104)	(104)
Income before income taxes	393	1,224	600	1,046
Income tax provision (7)	(63)	(165)	(129)	(141)
Net income	330	1,059	471	905
Income attributable to noncontrolling interests (8)	(79)	(79)	(79)	(84)
Net income attributable to JCI	$251	$980	$392	$821

(1) The Company's press release contains financial information regarding total segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes other non-recurring items that are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of segment EBITA to net income is shown earlier within this footnote. The following is the three months ended March 31, 2023 and 2022 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Total Field		Global Products			Consolidated JCI plc
	2023	2022	2023	2022	2023	2022	2023	2022	2023		2022	2023	2022

Segment EBITA as reported	$315	$235	$69	$79	$79	$74	$463	$388	$488		$412	$951	$800
Segment EBITA margin as reported (9)	12.5%	10.6%	6.7%	8.2%	11.8%	11.9%	11.0%	10.2%	19.8%		18.0%	14.2%	13.1%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	—	—	(30)		(43)	(30)	(43)
Charges attributable to the suspension of operations in Russia	—	—	—	11	—	—	—	11	—		—	—	11

Adjusted segment EBITA	$315	$235	$69	$90	$79	$74	$463	$399	$458		$369	$921	$768
Adjusted segment EBITA margin (9)	12.5%	10.6%	6.7%	9.4%	11.8%	11.9%	11.0%	10.5%	18.6%	`	16.1%	13.8%	12.6%

The following is the six months ended March 31, 2023 and 2022 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Total Field		Global Products		Consolidated JCI plc
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022

Segment EBITA as reported	$582	$485	$144	$183	$147	$142	$873	$810	$870	$713	$1,743	$1,523
Segment EBITA margin as reported	11.9%	11.1%	7.2%	9.5%	11.2%	10.9%	10.6%	10.7%	19.1%	16.3%	13.7%	12.7%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	—	—	(30)	(43)	(30)	(43)
Warehouse fire loss	—	—	—	—	—	—	—	—	40	—	40	—
Charges attributable to the suspension of operations in Russia	—	—	—	11	—	—	—	11	—	—	—	11

Adjusted segment EBITA	$582	$485	$144	$194	$147	$142	$873	$821	$880	$670	$1,753	$1,491
Adjusted segment EBITA margin	11.9%	11.1%	7.2%	10.1%	11.2%	10.9%	10.6%	10.8%	19.3%	15.3%	13.7%	12.5%

(2) Adjusted Corporate expenses for the three and six months ended March 31, 2023 excludes certain transaction/separation costs of $30 million and $57 million, respectively.

(3) Adjusted amortization of intangible assets for the three and six months ended March 31, 2022 excludes nonrecurring intangible asset amortization related to Silent-Aire purchase accounting of $6 million and $13 million, respectively.

(4) Adjusted results for the three and six months ended March 31, 2023 exclude net mark-to-market losses on restricted asbestos investments and pension and postretirement plans of $4 million and $1 million, respectively. The three and six months ended March 31, 2022 exclude net mark-to-market losses on restricted asbestos investments and pension and postretirement plans of $89 million and $32 million, respectively.

(5) Adjusted results for the three and six months ended March 31, 2023 exclude restructuring and impairment costs of $418 million and $763 million, respectively. The restructuring actions and impairment costs for the three and six months ended March 31, 2023 are related primarily to workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit, impairment of assets associated with businesses classified as held for sale and other asset impairments. Adjusted results for the three and six months ended March 31, 2022 exclude restructuring and impairment costs of $384 million and $433 million, respectively. The restructuring actions and impairment costs for the three and six months ended March 31, 2022 are related primarily to the impairment of assets associated with a business classified as held for sale, workforce reductions and other asset impairments.

(6) Management defines earnings before interest and taxes (EBIT) as income before net financing charges, income taxes and noncontrolling interests. EBIT margin is defined as EBIT divided by net sales. EBIT and EBIT margin are non-GAAP performance measures. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to net income is shown earlier within this footnote.

(7) Adjusted income tax provision for the three and six months ended March 31, 2023 excludes the net tax benefit of pre-tax adjusting items of $38 million and $102 million, respectively. Adjusted income tax provision for the three months ended March 31, 2022 excludes the net tax benefit of pre-tax adjusting items of $30 million, partially offset by tax provisions related to APB23 adjustments attributable to a business classified as held for sale of $13 million. Adjusted income tax provision for the six months ended March 31, 2022 excludes the net tax benefit of pre-tax adjusting items of $25 million, partially offset by tax provisions related to APB23 adjustments attributable to a business classified as held for sale of $13 million.

(8) Adjusted income from continuing operations attributable to noncontrolling interests for the six months ended March 31, 2022 excludes $5 million impact from restructuring and impairment costs.

(9) Segment EBITA margin is defined as segment EBITA divided by segment net sales, as disclosed in the Company's press release.

The Company's press release and earnings presentation include forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement, free cash flow and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2023 third quarter and full year GAAP financial results.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items shown in the table below are excluded because these items are not considered to be directly related to the underlying operating performance of the Company. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Earnings per share as reported for JCI plc	$0.19	$0.02	$0.36	$0.56

Adjusting items:
Net mark-to-market adjustments	0.01	0.13	—	0.05
Related tax impact	—	(0.03)	—	(0.01)
Restructuring and impairment costs	0.61	0.55	1.11	0.61
Related tax impact	(0.05)	(0.01)	(0.13)	(0.02)
NCI impact of restructuring and impairment costs	—	—	—	(0.01)
Silent-Aire other nonrecurring costs	—	0.01	—	0.02
Transaction/separation costs	0.04	—	0.08	—
Related tax impact	—	—	(0.01)	—
Silent-Aire earn-out adjustment	(0.04)	(0.06)	(0.04)	(0.06)
Warehouse fire loss	—	—	0.06	—
Related tax impact	—	—	(0.01)	—
Charges attributable to the suspension of operations in Russia	—	0.01	—	0.01
Discrete tax items	—	0.02	—	0.02

Adjusted earnings per share for JCI plc*	$0.75	$0.63	$1.42	$1.16
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	686.8	699.1	686.9	701.8
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	2.9	3.6	3.1	4.4
Diluted weighted average shares outstanding	689.7	702.7	690.0	706.2

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended March 31, 2023 versus the three months ended March 31, 2022, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Three Months Ended March 31, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended March 31, 2022	Acquisitions		Organic Growth		Net Sales for the Three Months Ended March 31, 2023
Building Solutions North America	$2,227	$—	—	$(14)	-1%	$2,213	$5	—	$302	14%	$2,520	13%
Building Solutions EMEA/LA	958	(4)	—	(50)	-5%	904	23	3%	104	12%	1,031	8%
Building Solutions Asia Pacific	623	—	—	(41)	-7%	582	—	—	85	15%	667	7%
Total field	3,808	(4)	—	(105)	-3%	3,699	28	1%	491	13%	4,218	11%
Global Products	2,290	—	—	(93)	-4%	2,197	—	—	271	12%	2,468	8%
Total net sales	$6,098	$(4)	—	$(198)	-3%	$5,896	$28	—	$762	13%	$6,686	10%

The components of the change in net sales for the six months ended March 31, 2023 versus the six months ended March 31, 2022, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Six Months Ended March 31, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Six Months Ended March 31, 2022	Acquisitions		Organic Growth		Net Sales for the Six Months Ended March 31, 2023
Building Solutions North America	$4,379	$—	—	$(29)	-1%	$4,350	$12	—	$525	12%	$4,887	12%
Building Solutions EMEA/LA	1,917	(22)	-1%	(139)	-7%	1,756	43	2%	207	12%	2,006	5%
Building Solutions Asia Pacific	1,298	—	—	(112)	-9%	1,186	—	—	127	11%	1,313	1%
Total field	7,594	(22)	—	(280)	-4%	7,292	55	1%	859	12%	8,206	8%
Global Products	4,366	—	—	(218)	-5%	4,148	—	—	400	10%	4,548	4%
Total net sales	$11,960	$(22)	—	$(498)	-4%	$11,440	$55	—	$1,259	11%	$12,754	7%

The components of the change in total service revenue for the three months ended March 31, 2023 versus the three months ended March 31, 2022, including organic growth, are shown below (unaudited):

(in millions)	Service Revenue for the Three Months Ended March 31, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended March 31, 2022	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended March 31, 2023
Building Solutions North America	$884	$—	—	$(5)	-1%	$879	$6	1%	$81	9%	$966	9%
Building Solutions EMEA/LA	422	(1)	—	(24)	-6%	397	3	1%	49	12%	449	6%
Building Solutions Asia Pacific	175	—	—	(11)	-6%	164	—	—	24	15%	188	7%
Total field	1,481	(1)	—	(40)	-3%	1,440	9	1%	154	11%	1,603	8%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,481	$(1)	—	$(40)	-3%	$1,440	$9	1%	$154	11%	$1,603	8%

The components of the change in total service revenue for the six months ended March 31, 2023 versus the six months ended March 31, 2022, including organic growth, are shown below (unaudited):

(in millions)	Service Revenue for the Six Months Ended March 31, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Six Months Ended March 31, 2022	Acquisitions		Organic Growth		Service Revenue for the Six Months Ended March 31, 2023
Building Solutions North America	$1,737	$—	—	$(11)	-1%	$1,726	$12	1%	$144	8%	$1,882	8%
Building Solutions EMEA/LA	837	(12)	-1%	(65)	-8%	760	7	1%	105	14%	872	4%
Building Solutions Asia Pacific	349	—	—	(29)	-8%	320	—	—	41	13%	361	3%
Total field	2,923	(12)	—	(105)	-4%	2,806	19	1%	290	10%	3,115	7%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$2,923	$(12)	—	$(105)	-4%	$2,806	$19	1%	$290	10%	$3,115	7%

4. Free Cash Flow Conversion

The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. We also present below free cash flow conversion from the GAAP measure of net income attributable to JCI. Effective January 1, 2023, the Company has excluded the impact of its financing entity, JC Capital, from the calculation of free cash flow. Management believes this provides a more true representation of the Company’s operational ability to convert cash, without the contrary impact from financing activities. The impact on interim and annual periods prior to January 1, 2023 was not material. JC Capital cash flows that are excluded from the calculation of free cash flow primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income that is excluded is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

Free cash flow is defined as cash provided (used) by operating activities, excluding JC Capital, less capital expenditures, excluding JC Capital. Free cash flow conversion from net income is defined as free cash flow divided by net income attributable to JCI. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI, excluding JC Capital. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three and six months ended March 31, 2023 and 2022 calculation of free cash flow (unaudited):

	Three Months Ended		Six Months Ended
(in millions)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Cash provided (used) by operating activities from continuing operations	$314	$(68)	$18	$324
Less: JC Capital cash used by operating activities from continuing operations	(42)	—	(42)	—
Cash provided (used) by operating activities from continuing operations, excluding JC Capital	$356	$(68)	$60	$324

Capital expenditures	$(121)	$(125)	$(255)	$(260)
Less: JC Capital capital expenditures	—	—	—	—
Capital expenditures, excluding JC Capital	$(121)	$(125)	$(255)	$(260)

Free cash flow	$235	$(193)	$(195)	$64

The following is the six months ended March 31, 2023 and 2022 calculation of free cash flow conversion from net income and free cash flow conversion (unaudited):

	Six Months Ended
(in millions)	March 31, 2023	March 31, 2022
Net income attributable to JCI	$251	$392
Free cash flow conversion from net income	-78%	16%

Adjusted net income attributable to JCI	$980	$821
Less: JC Capital net income	8	—
Adjusted net income attributable to JCI, excluding JC Capital	$972	$821
Free cash flow conversion	-20%	8%

5. Debt Ratios

The Company's earnings presentation provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. We also present below net debt to income before income taxes. The Company believes these ratios are useful to understanding the Company's financial condition as they provide an overview of the extent to which the Company relies on external debt financing for its funding and are a measure of risk to its shareholders. The following is the March 31, 2023, December 31, 2022, and March 31, 2022 calculation of net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Short-term debt and current portion of long-term debt	$2,659	$1,963	$2,284
Long-term debt	7,832	7,784	7,366
Total debt	10,491	9,747	9,650
Less: cash and cash equivalents	1,975	1,509	1,787
Total net debt	$8,516	$8,238	$7,863

Last twelve months income before income taxes	$1,503	$1,390	$2,175

Total net debt to income before income taxes	5.7x	5.9x	3.6x

Last twelve months adjusted EBITDA	$3,895	$3,783	$3,660

Total net debt to adjusted EBITDA	2.2x	2.2x	2.1x

The following is the last twelve months ended March 31, 2023, December 31, 2022, and March 31, 2022 reconciliation of income from continuing operations to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended March 31, 2023	Last Twelve Months Ended December 31, 2022	Last Twelve Months Ended March 31, 2022
Income from continuing operations	$1,582	$1,460	$1,448
Income tax provision (benefit)	(79)	(70)	727
Net financing charges	247	227	207
EBIT	1,750	1,617	2,382
Adjusting items:
Net mark-to-market adjustments	(65)	20	(140)
Restructuring and impairment costs	1,051	1,017	579
Environmental remediation and related reserves adjustment	255	255	—
Silent-Aire other nonrecurring costs	—	6	36
Silent-Aire earn-out adjustment	(30)	(43)	(43)
Charges attributable to the suspension of operations in Russia	—	11	11
Warehouse fire loss	40	40	—
Transaction/separation costs	87	57	—
Adjusted EBIT (1)	3,088	2,980	2,825
Depreciation and amortization	807	803	835
Adjusted EBITDA (1)	$3,895	$3,783	$3,660

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items that are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Income Taxes
The Company's effective tax rate from continuing operations before consideration of net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire nonrecurring intangible asset amortization and purchase accounting, charges attributable to the suspension of operations in Russia, discrete tax items, certain transaction/separation costs and warehouse fire loss for the three and six months ending March 31, 2023 and March 31, 2022 is approximately 13.5%.